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                                                                    Exhibit 5.1


[KPMG LOGO]




     KPMG LLP
     Chartered Accountants
     2000 McGill College Avenue                    Telephone  (514) 840-2100
     Suite 1900                                    Telefax (514) 840-2187
     Montreal (Quebec)  H3A 3H8                    www.kpmg.ca






To the Securities and Exchange Commission
- and -
To the Board of Directors of
Tembec Inc. and
Tembec Industries Inc.


Re:  Registration Statement on Form F-10
     US$100,000,000 Senior Notes due June 30, 2009 of Tembec Industries Inc. guaranteed as to payment of principal, premium, if any and interest by Tembec Inc.


We consent to the use of our report related to the 2002 consolidated financial statements of Tembec Inc. ("Tembec") dated October 28, 2002, included by reference in the above referenced Registration Statement and to the reference to our firm under the heading "Experts" contained therein.


/s/ KPMG LLP
----------------------------
Chartered Accountants


Montreal, Canada

March 28, 2003


[GRAPHIC OMITTED]
                   KPMG LLP, a Canadian owned limited liability partnership established under the laws of Ontario, is a member firm of KPMG International, a Swiss association.